PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 952 556 1844 bill.seymour@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EDT

ENTEGRIS REPORTS RESULTS FOR SECOND QUARTER OF 2022

•Second-quarter revenue of $692 million, increased 21% from prior year
•Second-quarter GAAP diluted EPS of $0.73, increased 12%
•Second-quarter non-GAAP diluted EPS of $1.00, increased 18%

BILLERICA, Mass., August 2, 2022 - Entegris, Inc. (NASDAQ: ENTG), today reported its financial results for the Company’s second quarter ended July 2, 2022. Second-quarter sales were $692.5 million, an increase of 21% from the same quarter last year. Second-quarter GAAP net income was $99.5 million, or $0.73 per diluted share, which included $12.5 million of amortization of intangible assets, $10.2 million of integration costs, $2.4 million of deal and transaction costs and $22.7 million interest expense, net. Non-GAAP net income was $136.8 million for the second quarter and non-GAAP earnings per diluted share was $1.00. Entegris’ acquisition of CMC Materials closed on July 6, 2022. As a result, Entegris’ second quarter 2022 results do not include results from CMC Materials third fiscal quarter of 2022 (ending June 30).
Bertrand Loy, Entegris’ president and chief executive officer, said: “Sales growth and operational execution were once again very strong in the second quarter. Growth was significant across all three divisions, driven by demand for our solutions and great execution by our supply chain teams. In particular, we saw robust activity at the advanced nodes, where we enjoy greater Entegris content per wafer. Non-GAAP EPS was slightly below our expectations in the second quarter, primarily due to a significant decline in a few major currencies versus the U.S. Dollar.”

Mr. Loy added: “We are very excited about our combination with CMC Materials, which uniquely positions Entegris to address our customers’ most demanding process challenges and helps them achieve a faster time-to-solution. Our focus going forward, will be rapidly and effectively completing the integration of CMC Materials, driving revenue and cost synergies, and paying down the debt.”

Mr. Loy added: “For the full year 2022, we expect to achieve strong growth on a proforma basis. Looking further ahead, we will be pragmatic, closely monitoring industry developments, and ready to make adjustments as needed. And with 80 percent of our revenue now unit driven, our model should prove to be even more resilient, regardless of the macro environment.”

Quarterly Financial Results Summary
(in thousands, except percentages and per share data)

GAAP Results	July 2, 2022	July 3, 2021	April 2, 2022
Net sales	$692,489	$571,352	$649,646
Operating income	$157,970	$138,889	$163,346
Operating margin - as a % of net sales	22.8%	24.3%	25.1%
Net income	$99,491	$88,770	$125,705
Diluted earnings per common share	$0.73	$0.65	$0.92
Non-GAAP Results
Non-GAAP adjusted operating income	$183,039	$151,603	$182,251
Non-GAAP adjusted operating margin - as a % of net sales	26.4%	26.5%	28.1%
Non-GAAP net income	$136,816	$116,711	$145,133
Diluted non-GAAP earnings per common share	$1.00	$0.85	$1.06

Third-Quarter Outlook
For the third quarter ending October 1, 2022, the Company expects sales (for the combined company) of $1.00 billion to $1.04 billion and EBITDA of approximately 30 percent of sales. The foregoing forward looking guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the forward looking GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, share-based compensation and other items not reflective of the Company's ongoing operations.

Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC offers solutions to filter and purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport and deliver critical liquid chemistries, wafers and other substrates for a broad set of applications in the semiconductor, life sciences and other high-technology industries.

Second-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the second quarter on Tuesday, August 2, 2022, at 9:00 a.m. Eastern Time. Participants should dial 888-220-8451 or +1 323-794-2588, referencing confirmation code 8913803. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 8913803. The on-demand playback will be available for six weeks after the conclusion of the teleconference. The call can also be accessed live and on-demand from the Investor Relations section of www.entegris.com.

Management’s slide presentation concerning the results for the second quarter will be posted on the Investor Relations section of www.entegris.com Tuesday morning before the call.

Entegris, Inc. - page 2 of 13

About Entegris
Entegris is the global leader in electronic materials for the semiconductor market. With approximately 8,800 employees across its global operations, Entegris offers the industry’s most comprehensive and innovative unit-driven end-to-end offering for semiconductor customers, in addition to solutions for the life sciences and other advanced manufacturing environments. Entegris’ solutions help customers improve their performance, productivity and yields to enable technologies that transform the world. It has manufacturing, customer service, and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. For more information about Entegris, visit us at
www.entegris.com, or follow us on LinkedIn, Twitter, Facebook, and Instagram.

Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, adjusted gross profit, adjusted segment profit, adjusted operating income, non-GAAP net income, non-GAAP adjusted operating margin and diluted non-GAAP earnings per common share, together with related measures thereof, are considered “non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company provides supplemental non-GAAP financial measures to better understand and manage its business and believes these measures provide investors and analysts additional and meaningful information for the assessment of the Company’s ongoing results. Management also uses these non-GAAP measures to assist in the evaluation of the performance of its business segments and to make operating decisions. Management believes that the Company’s non-GAAP measures help indicate the Company’s baseline performance before certain gains, losses or other charges that may not be indicative of the Company’s business or future outlook, and that non-GAAP measures offer a more consistent view of business performance. The Company believes the non-GAAP measures aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for such items and providing a level of disclosure that will help investors generally understand how management plans, measures and evaluates the Company’s business performance. Management believes that the inclusion of non-GAAP measures provides greater consistency in its financial reporting and facilitates investors’ understanding of the Company’s historical operating trends by providing an additional basis for comparisons to prior periods. The reconciliations of GAAP gross profit to adjusted gross profit, GAAP segment profit to adjusted operating income, GAAP net income to adjusted operating income and adjusted EBITDA, GAAP net income and diluted earnings per common share to non-GAAP net income and diluted non-GAAP earnings per common share and GAAP outlook to non-GAAP outlook are included elsewhere in this release.

Cautionary Note on Forward Looking Statements
This news release contains forward looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward looking statements. These forward looking statements may include statements about the ongoing impacts of the COVID-19 pandemic and the conflict in Ukraine on the Company’s operations and markets, including supply chain issues and inflationary pressures related thereto; future period guidance or projections; the Company’s performance relative to its markets, including the drivers of such performance; market and technology trends, including the duration and drivers of any growth trends and the impact of the COVID-19 pandemic on such trends; the development of new products and the success of their introductions; the focus of the Company’s engineering, research and development projects; the Company’s ability to execute on our business strategies, including with respect to Company’s expansion of its manufacturing presence in Taiwan; the Company’s capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the impact of the acquisitions the Company has made and commercial partnerships the Company has established, including the acquisition of CMC Materials, Inc. (“CMC Materials”); trends relating to the fluctuation of currency exchange rates; future capital and other expenditures, including estimates thereof; the Company’s expected tax rate; the impact, financial or otherwise, of any organizational changes; the impact of accounting pronouncements; quantitative and qualitative disclosures about market risk; and other matters. These forward looking statements are based on current management expectations and assumptions only as of the date of this Quarterly Report, are not guarantees of future performance and involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for the Company’s products and solutions; the level of, and obligations associated with, the Company’s indebtedness, including the debts incurred in connection with the acquisition of CMC Materials; risks related to the acquisition and integration of CMC Materials, including unanticipated difficulties or expenditures relating thereto; the ability to achieve the anticipated synergies and value-creation contemplated by the acquisition of CMC Materials and the diversion of management time on transaction-related matters;
Entegris, Inc. - page 3 of 13

risks related to the COVID-19 pandemic on the global economy and financial markets, as well as on the Company, its customers and suppliers, which may impact its sales, gross margin, customer demand and its ability to supply its products to its customers; raw material shortages, supply and labor constraints and price increases or pricing and inflationary pressures; operational, political and legal risks of the Company’s international operations; the Company’s dependence on sole source and limited source suppliers; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; substantial competition; the Company’s concentrated customer base; the Company’s ability to identify, complete and integrate acquisitions, joint ventures or other transactions; the Company’s ability to effectively implement any organizational changes; the Company’s ability to protect and enforce intellectual property rights; the ongoing conflict in Ukraine and the global response thereto; the increasing complexity of certain manufacturing processes; changes in government regulations of the countries in which the Company operates, including the imposition of tariffs, export controls and other trade laws and restrictions and changes to foreign and national security policy, especially as they relate to China; fluctuation of currency exchange rates; fluctuations in the market price of the Company’s stock; and other risk factors and additional information described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 4, 2022, in Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended April 2, 2022, filed on April 26, 2022, and in the Company’s other periodic filings. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company undertakes no obligation to update publicly any forward-looking statements or information contained herein, which speak as of their respective dates.

Entegris, Inc. - page 4 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	July 2, 2022	July 3, 2021	April 2, 2022
Net sales	$692,489	$571,352	$649,646
Cost of sales	382,092	305,968	339,826
Gross profit	310,397	265,384	309,820
Selling, general and administrative expenses	90,685	72,621	87,108
Engineering, research and development expenses	49,248	41,972	46,715
Amortization of intangible assets	12,494	11,902	12,651
Operating income	157,970	138,889	163,346
Interest expense, net	31,343	10,643	12,864
Other expense, net	9,619	23,560	4,902
Income before income tax expense	117,008	104,686	145,580
Income tax expense	17,517	15,916	19,875
Net income	$99,491	$88,770	$125,705

Basic earnings per common share:	$0.73	$0.66	$0.93
Diluted earnings per common share:	$0.73	$0.65	$0.92

Weighted average shares outstanding:
Basic	135,895	135,498	135,670
Diluted	136,454	136,533	136,552

Entegris, Inc. - page 5 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six months ended
	July 2, 2022	July 3, 2021
Net sales	$1,342,135	$1,084,196
Cost of sales	721,918	583,826
Gross profit	620,217	500,370
Selling, general and administrative expenses	177,793	144,010
Engineering, research and development expenses	95,963	79,720
Amortization of intangible assets	25,145	23,773
Operating income	321,316	252,867
Interest expense, net	44,207	22,224
Other expense, net	14,521	27,890
Income before income tax expense	262,588	202,753
Income tax expense	37,392	29,307
Net income	$225,196	$173,446

Basic earnings per common share:	$1.66	$1.28
Diluted earnings per common share:	$1.65	$1.27

Weighted average shares outstanding:
Basic	135,783	135,283
Diluted	136,503	136,518

Entegris, Inc. - page 6 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$2,743,231	$402,565
Trade accounts and notes receivable, net	381,251	347,413
Inventories, net	583,766	475,213
Deferred tax charges and refundable income taxes	38,907	35,312
Other current assets	129,003	52,867
Total current assets	3,876,158	1,313,370
Property, plant and equipment, net	779,631	654,098
Other assets:
Right-of-use assets	68,389	66,563
Goodwill	789,540	793,702
Intangible assets, net	308,871	335,113
Deferred tax assets and other noncurrent tax assets	26,549	17,671
Other	12,033	11,379
Total assets	$5,861,171	$3,191,896
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$146,441	$130,734
Accrued liabilities	198,171	199,131
Income tax payable	48,523	49,136
Total current liabilities	393,135	379,001
Long-term debt, excluding current maturities	3,408,801	937,027
Long-term lease liability	60,893	60,101
Other liabilities	85,628	101,986
Shareholders’ equity	1,912,714	1,713,781
Total liabilities and equity	$5,861,171	$3,191,896

Entegris, Inc. - page 7 of 13

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Operating activities:
Net income	$99,491	$88,770	$225,196	$173,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,381	22,574	48,286	44,669
Amortization	12,494	11,902	25,145	23,773
Share-based compensation expense	10,182	7,519	19,467	14,657
Loss on extinguishment of debt and modification	—	23,338	—	23,338
Other	8,492	(8,369)	8,687	(203)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts and notes receivable	(26,138)	(26,667)	(57,309)	(48,231)
Inventories	(47,465)	(30,386)	(124,941)	(69,723)
Accounts payable and accrued liabilities	49,468	13,244	27,145	(15,347)
Income taxes payable, refundable income taxes and noncurrent taxes payable	(20,308)	(22,854)	(3,548)	(26,442)
Other	313	2,784	6,570	15,033
Net cash provided by operating activities	110,910	81,855	174,698	134,970
Investing activities:
Acquisition of property and equipment	(107,692)	(41,771)	(192,097)	(85,101)
Acquisition of business, net of cash acquired	—	(2,250)	—	(2,250)
Other	—	18	1,123	90
Net cash used in investing activities	(107,692)	(44,003)	(190,974)	(87,261)
Financing activities:
Proceeds from revolving credit facility and long-term debt	2,527,314	451,000	2,606,314	451,000
Payments of revolving credit facility and long-term debt	(114,000)	(601,000)	(193,000)	(601,000)
Payments for debt extinguishment costs	—	(19,080)	—	(19,080)
Payments for dividends	(13,589)	(10,889)	(27,484)	(21,797)
Issuance of common stock	5,598	15,245	8,977	16,817
Taxes paid related to net share settlement of equity awards	(200)	(55)	(16,317)	(15,093)
Repurchase and retirement of common stock	—	(15,000)	—	(30,000)
Other	(10,204)	(4,800)	(11,166)	(4,801)
Net cash provided by (used in) financing activities	2,394,919	(184,579)	2,367,324	(223,954)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,638)	(760)	(10,382)	(3,615)
Increase (decrease) in cash, cash equivalents and restricted cash	2,390,499	(147,487)	2,340,666	(179,860)
Cash, cash equivalents and restricted cash at beginning of period	352,732	548,520	402,565	580,893
Cash, cash equivalents and restricted cash at end of period	$2,743,231	$401,033	$2,743,231	$401,033

Entegris, Inc. - page 8 of 13

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Six months ended
Net sales	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
Specialty Chemicals and Engineered Materials	$207,729	$180,366	$196,421	$404,150	$346,907
Microcontamination Control	274,133	227,521	266,637	540,770	434,620
Advanced Materials Handling	224,084	172,502	198,113	422,197	321,043
Inter-segment elimination	(13,457)	(9,037)	(11,525)	(24,982)	(18,374)
Total net sales	$692,489	$571,352	$649,646	$1,342,135	$1,084,196

	Three months ended			Six months ended
Segment profit	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
Specialty Chemicals and Engineered Materials	$45,718	$44,945	$48,851	$94,569	$79,501
Microcontamination Control	100,107	78,132	98,618	198,725	148,698
Advanced Materials Handling	46,926	42,093	46,690	93,616	74,188
Total segment profit	192,751	165,170	194,159	386,910	302,387
Amortization of intangibles	12,494	11,902	12,651	25,145	23,773
Unallocated expenses	22,287	14,379	18,162	40,449	25,747
Total operating income	$157,970	$138,889	$163,346	$321,316	$252,867

Entegris, Inc. - page 9 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
Net sales	$692,489	$571,352	$649,646	$1,342,135	$1,084,196
Gross profit-GAAP	$310,397	$265,384	$309,820	$620,217	$500,370
Adjusted gross profit	$310,397	$265,384	$309,820	$620,217	$500,370

Gross margin - as a % of net sales	44.8%	46.4%	47.7%	46.2%	46.2%
Adjusted gross margin - as a % of net sales	44.8%	46.4%	47.7%	46.2%	46.2%

Entegris, Inc. - page 10 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Six months ended
Segment profit-GAAP	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
Specialty Chemicals and Engineered Materials (SCEM)	$45,718	$44,945	$48,851	$94,569	$79,501
Microcontamination Control (MC)	100,107	78,132	98,618	198,725	148,698
Advanced Materials Handling (AMH)	46,926	42,093	46,690	93,616	74,188
Total segment profit	192,751	165,170	194,159	386,910	302,387
Amortization of intangible assets	12,494	11,902	12,651	25,145	23,773
Unallocated expenses	22,287	14,379	18,162	40,449	25,747
Total operating income	$157,970	$138,889	$163,346	$321,316	$252,867

	Three months ended			Six months ended
Adjusted segment profit	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
SCEM segment profit	$45,718	$44,945	$48,851	$94,569	$79,501
Severance and restructuring costs	—	51	—	—	98
Charge for fair value write-up of acquired inventory sold	—	—	—	—	—
SCEM adjusted segment profit	$45,718	$44,996	$48,851	$94,569	$79,599

MC segment profit	$100,107	$78,132	$98,618	$198,725	$148,698
Severance and restructuring costs	—	55	—	—	106
MC adjusted segment profit	$100,107	$78,187	$98,618	$198,725	$148,804

AMH segment profit	$46,926	$42,093	$46,690	$93,616	$74,188
Severance and restructuring costs	—	38	—	—	75
AMH adjusted segment profit	$46,926	$42,131	$46,690	$93,616	$74,263

Unallocated general and administrative expenses	$22,287	$14,379	$18,162	$40,449	$25,747
Unallocated deal and integration costs	(12,575)	(632)	(6,254)	(18,829)	(2,676)
Unallocated severance and restructuring costs	—	(36)	—	—	(44)
Adjusted unallocated general and administrative expenses	$9,712	$13,711	$11,908	$21,620	$23,027

Total adjusted segment profit	$192,751	$165,314	$194,159	$386,910	$302,666
Adjusted amortization of intangible assets	—	—	—	—	—
Adjusted unallocated general and administrative expenses	9,712	13,711	11,908	21,620	23,027
Total adjusted operating income	$183,039	$151,603	$182,251	$365,290	$279,639
Entegris, Inc. - page 11 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Six months ended
	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
Net sales	$692,489	$571,352	$649,646	$1,342,135	$1,084,196
Net income	$99,491	$88,770	$125,705	$225,196	$173,446
Net income - as a % of net sales	14.4%	15.5%	19.3%	16.8%	16.0%
Adjustments to net income:
Income tax expense	17,517	15,916	19,875	37,392	29,307
Interest expense, net	31,343	10,643	12,864	44,207	22,224
Other expense, net	9,619	23,560	4,902	14,521	27,890
GAAP - Operating income	157,970	138,889	163,346	321,316	252,867
Operating margin - as a % of net sales	22.8%	24.3%	25.1%	23.9%	23.3%
Deal and transaction costs	2,410	—	5,008	7,418	—
Integration costs	10,165	632	1,246	11,411	2,676
Severance and restructuring costs	—	180	—	—	323
Amortization of intangible assets	12,494	11,902	12,651	25,145	23,773
Adjusted operating income	183,039	151,603	182,251	365,290	279,639
Adjusted operating margin - as a % of net sales	26.4%	26.5%	28.1%	27.2%	25.8%
Depreciation	24,381	22,574	23,905	48,286	44,669
Adjusted EBITDA	$207,420	$174,177	$206,156	$413,576	$324,308
Adjusted EBITDA - as a % of net sales	30.0%	30.5%	31.7%	30.8%	29.9%

Entegris, Inc. - page 12 of 13

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income and Diluted Earnings per Common Share to Non-GAAP Net Income and Diluted Non-GAAP Earnings per Common Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	July 2, 2022	July 3, 2021	April 2, 2022	July 2, 2022	July 3, 2021
GAAP net income	$99,491	$88,770	$125,705	$225,196	$173,446
Adjustments to net income:
Deal and transaction costs	2,410	—	5,008	7,418	—
Integration costs	10,165	632	1,246	11,411	2,676
Severance and restructuring costs	—	180	—	—	323
Loss on extinguishment of debt and modification	—	23,338	—	—	23,338
Interest expense, net	22,742	—	4,683	27,425	—
Amortization of intangible assets	12,494	11,902	12,651	25,145	23,773
Tax effect of adjustments to net income and discrete items[1]	(10,486)	(8,111)	(4,160)	(14,646)	(11,332)
Non-GAAP net income	$136,816	$116,711	$145,133	$281,949	$212,224

Diluted earnings per common share	$0.73	$0.65	$0.92	$1.65	$1.27
Effect of adjustments to net income	$0.27	$0.20	$0.14	$0.42	$0.28
Diluted non-GAAP earnings per common share	$1.00	$0.85	$1.06	$2.07	$1.55
1The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.
Entegris, Inc. - page 13 of 13